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Exhibit 32.1  Certifications by Chief Executive Officer and Chief Financial
              Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.


In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the "Report") by Humboldt Bancorp (the "Company"), the undersigned, as the Chief Executive Officer of the Company, hereby certifies pursuant to Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

      The Report fully complies with the requirements of Section 13(a) or
      Section 15(d) of the Securities Exchange Act of 1934; and

      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 4, 2004                       /s/ Robert M. Daugherty
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                                          Robert M. Daugherty
                                          President and Chief Executive Officer



In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the "Report") by Humboldt Bancorp (the "Company"), the undersigned, as the Chief Financial Officer of the Company, hereby certifies pursuant to Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

      The Report fully complies with the requirements of Section 13(a) or
      Section 15(d) of the Securities Exchange Act of 1934; and

      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May 4, 2004                       /s/ Patrick J. Rusnak
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                                          Patrick J. Rusnak
                                          Chief Financial Officer